                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:
[X]  Preliminary Information Statement
[ ]  CONFIDENTIAL, FOR USE OF COMMISSION ONLY (AS PERMITTED BY RULE 14c-5(d)(2))
[ ]  Definitive Information Statement

                                    AROC INC.
                ------------------------------------------------
                (Name of Registrant as specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies: Common Stock, par value $.001 per share (including the associated common share purchase rights), of AROC Inc. ("Common Stock")

         (2)      Aggregate number of securities to which transaction applies:
                  11,140,918(a)

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.06

         (4)      Proposed maximum aggregate value of transaction:
                  $668,455.08(a)

         (5)      Total fee paid:  $133.69(a)

                  (a) As of August 21, 2001, there were 11,140,918 shares of Common Stock outstanding and owned by AROC stockholders other than AROC Texas Acquisition, Inc. ("AROC Texas"), a wholly owned subsidiary of MPAC Energy, LLC. In the merger described in the accompanying information statement, each share of Common Stock not held by AROC Texas will (subject to appraisal rights) be converted into the right to receive $0.06 in cash. The total fee paid equals one-fiftieth of one percent of the aggregate cash payment in the merger to AROC stockholders other than AROC Texas. Such fee is offset in its entirety as set forth below.

[ ]      Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:  $458.80

         (2)      Form, Schedule or Registration Statement No.:  Schedule TO

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         (3)      Filing Party: AROC Inc.

         (4)      Date Filed: May 14, 2001















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                                    AROC INC.
                       110 Cypress Station Dr., Suite 220
                               Houston Texas 77090

                                                              September 14, 2001

Dear Stockholder:

         You are cordially invited to attend a special meeting of stockholders of AROC Inc. ("AROC"), which will be held in the Conference Center at the offices of AROC, 110 Cypress Station Dr., Suite 220, Houston 77090 on October 5, 2001, at 8:00 a.m., Houston time.

         As described in the enclosed Information Statement, at the special meeting the stockholders will be asked to vote on the adoption of the Agreement and Plan of Merger, dated as of August 22, 2001, by and among AROC, MPAC Energy, LLC ("MPAC"), and AROC Texas Acquisition, Inc., a subsidiary of MPAC ("AROC Texas"). In the merger provided for therein, each share of AROC common stock, other than shares held by AROC Texas and its subsidiaries or by any stockholder who perfects his or her appraisal rights under Delaware law, will be converted into the right to receive $0.06 in cash, without interest, on the surrender of certificates formerly representing those shares. After completion of the merger, AROC will be a wholly owned subsidiary of MPAC.

         The merger is the final step in the acquisition of AROC by MPAC. The process was started with a tender offer by AROC for all of its outstanding shares of common stock at a price of $0.06 per share. AROC purchased 21,942,465 shares in the tender offer. Following the tender offer, MPAC converted part of its shares of AROC Series A convertible preferred stock into AROC common stock, which has resulted in MPAC owning approximately 88.9% of the outstanding AROC common stock, and all of Series A convertible preferred stock and convertible restricted voting stock of AROC. Following the conclusion of the tender offer, MPAC contributed all of its shares of AROC stock to AROC Texas. Now AROC Texas owns approximately 88.9% of the outstanding AROC common stock, and all of Series A convertible preferred stock and convertible restricted voting stock of AROC.

         The affirmative vote of holders of a majority of the shares of AROC's common stock outstanding and entitled to vote at the special meeting is necessary to adopt the merger agreement. AROC Texas owns a sufficient number of shares to assure adoption of the merger agreement at the special meeting and will vote all its shares in favor of adoption. As a result, the affirmative vote of no other stockholder will be required to effect the merger. Accordingly, AROC has determined not to solicit proxies from its stockholders.

         AROC's Board of Directors has determined that the terms of the merger are fair to and in the best interests of AROC and its stockholders. The Board of Directors has unanimously recommended that AROC stockholders vote "for" adoption of the merger agreement.

         Among the factors considered by the Board of Directors in evaluating the merger was the opinion dated April 16, 2001 of Randall & Dewey, Inc., AROC's financial advisor, to the effect that, as of the date of such opinion and based on and subject to certain matters stated in that opinion, the $0.06 cash consideration to be received in the tender offer by the stockholders of AROC was fair, from a financial point of view, to such holders. A copy of that opinion is attached as Appendix A to the enclosed Information Statement and should be read carefully in its entirety for the assumptions made and matters considered in the review undertaken by Randall & Dewey, Inc. in rendering its opinion.

         Whether or not you plan to attend the special meeting, please read the attached Information Statement carefully. This letter is sent for informational purposes only. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Please do not send any certificates for your stock at this time. You will receive instructions regarding the surrender of your stock certificates and receipt of payment for your shares after the merger is effective.

                                       Sincerely,

                                       /s/ FRANK A. LODZINSKI
                                       Frank A. Lodzinski
                                       President and Chief Executive Officer


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This Information Statement is first being mailed to stockholders on or about
September 14, 2001.




















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                                    AROC INC.
                       110 Cypress Station Dr., Suite 220
                               Houston Texas 77090

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 5, 2001

To the Stockholders of
AROC Inc.:

         Notice is hereby given that a Special Meeting of the Stockholders of AROC Inc., a Delaware corporation ("AROC"), will be held in the offices of AROC, 110 Cypress Station Dr., Suite 220, Houston Texas 77090, on October 5, 2001, at 8:00 a.m., Houston time, for the following purposes:

         - To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 22, 2001, by and among AROC, MPAC Energy, LLC ("MPAC") and AROC Texas Acquisition, Inc., a wholly owned subsidiary of MPAC ("AROC Texas"), pursuant to which AROC Texas will be merged with and into AROC, with AROC surviving as a wholly owned subsidiary of MPAC. Each share of AROC common stock outstanding, other than shares held by AROC Texas or by any stockholder who perfects his or her appraisal rights under Delaware law, will be converted into the right to receive $0.06 in cash, without interest. The merger agreement is more fully described in the accompanying Information Statement, and a copy of the merger agreement is attached to the Information Statement as Appendix B.

         - To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on September 11, 2001 are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. A list of those stockholders will be available for examination for proper purposes during ordinary business hours at the offices of AROC at 110 Cypress Station Dr., Suite 220, Houston Texas 77090, for the 10-day period before the special meeting.

         The affirmative vote of holders of a majority of the shares of AROC's common stock outstanding and entitled to vote at the special meeting is necessary to adopt the merger agreement. AROC Texas owns a sufficient number of shares to assure such adoption at the special meeting and will vote all its shares in favor of the proposal. As a result, the affirmative vote of no other stockholder will be required to adopt the merger agreement. Accordingly, AROC has determined not to solicit proxies from its stockholders. This notice is sent for informational purposes only. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         An Information Statement containing a detailed description of the matters to be considered at the special meeting accompanies this notice.

                                       By order of the Board of Directors,

                                       /s/ JERRY M. CREWS
                                       Jerry Crews
                                       Secretary

Houston, Texas

September 14, 2001


                                       5
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                               SUMMARY TERM SHEET

         The following summarizes the material terms of our merger with AROC Texas Acquisition, Inc., a wholly owned subsidiary of MPAC Energy, LLC, but does not contain all information that may be important to consider when evaluating the merits of the merger agreement and the merger. We encourage you to read this Information Statement and the documents we have incorporated by reference in their entirety. The actual terms and conditions of the merger are contained in the merger agreement, which we have attached to this Information Statement as Appendix B.

         - At the special meeting, the stockholders will vote on the adoption of the Agreement and Plan of Merger, dated as of August 22, 2001, by and among AROC, MPAC and AROC Texas. In the merger, each share of common stock, other than shares held by AROC Texas or by any stockholder who perfects his or her appraisal rights under Delaware law, will be converted into the right to receive $0.06 in cash, without interest.

         - The special meeting to vote on the adoption of the merger agreement will be held in the offices of AROC, 110 Cypress Station Dr., Suite 220, Houston Texas 77090, on October 5, 2001, at 8:00 a.m., Houston time.

         - The merger is the final step in the acquisition of AROC by MPAC and AROC Texas. The process began with a tender offer by AROC for all of the outstanding shares of AROC's common stock at a price of $0.06 per share. AROC purchased an aggregate of 21,942,465 shares of AROC common stock in the tender offer and during the subsequent offering period. Following the conclusion of the subsequent offering period, MPAC converted a portion of its shares of AROC Series A convertible preferred stock into shares of AROC common stock and contributed all of its AROC equity securities (and warrants and options to purchase equity securities) to AROC Texas. As a result, AROC Texas now owns approximately 88.9% of the outstanding shares of AROC common stock, and all of the other outstanding equity securities of AROC. Please read "The Merger - Background of AROC's Offer and the Merger" on page 2.

         - AROC Texas owns a sufficient number of shares to assure adoption of the merger agreement at the special meeting and will vote all its shares in favor of the proposal. As a result, the affirmative vote of no other stockholder will be required to effect the merger. This notice is sent for informational purposes only. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Please read "Information Concerning the Special Meeting - Required Vote; Effect of Abstentions and Non-Votes" on page 1.

         - On August 13, 2001, a Special Committee of the Board of Directors (comprised of a director who was not affiliated with MPAC) approved and declared the advisability of the merger agreement and the merger and recommended to the Board of Directors that it adopt the merger and the merger agreement. On August 13, 2001, the Board of Directors adopted the Special Committee's recommendation. On August 22, 2001, the Board of Directors unanimously approved the final agreement and plan of merger and recommends that you vote to adopt the merger agreement. Please read "The Merger - Reasons for and Purpose of the Tender offer and the Merger" and "-The Board's
                  Approval and the Special Committee's Recommendation" beginning on page 5.

         - In reaching its position, the Special Committee reviewed the opinion dated April 16, 2001 of Randall & Dewey, Inc., AROC's financial advisor, to the effect that, as of the date of such opinion and based on and subject to certain matters stated in that opinion, the $0.06 cash consideration to be received in the tender offer by the stockholders of AROC other than MPAC was fair, from a financial point of view, to such holders. The Special Committee relied upon this opinion in reaching its conclusion that the consideration to be received by the stockholders of the AROC other than MPAC was fair, from a financial point of view, to such holders. Please read "The Merger -- Opinion of the Financial Advisor and the Special Committee" beginning on page 6.

         - Delaware law entitles stockholders who do not vote in favor of the merger, and who fulfill other procedural requirements, to a judicial appraisal of the fair value of their shares. Please read "Appraisal Rights" beginning on page 14.


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         -        Your receipt of cash in the merger generally may be a taxable transaction to you depending upon your tax basis in the AROC common stock. Please read "The Merger -- Certain U.S. Federal Income Tax Consequences of the Merger" beginning on page 11.

         - MPAC and AROC Texas estimate that funds totaling approximately $818,455.08 will be required to purchase all the outstanding shares in the merger and to pay all the costs and expenses related to the merger. MPAC and AROC Texas plan to obtain all funds needed for the merger through available cash or capital contributions or intercompany loans of available cash from MPAC and its affiliates. AROC has no alternative financing plan to fund the payment for shares in the merger. Please read "The Merger -- Financing of the Merger" on page 13.






                                      ii
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
                                                  TABLE OF CONTENTS
INFORMATION CONCERNING THE SPECIAL MEETING....................................................................  1
     TIME, PLACE, DATE........................................................................................  1
     PURPOSE OF THE SPECIAL MEETING...........................................................................  1
     RECORD DATE; VOTING AT THE MEETING; QUORUM...............................................................  1
     REQUIRED VOTE; EFFECT OF ABSTENTIONS AND NON-VOTES.......................................................  1

THE PARTIES...................................................................................................  2
     AROC INC.................................................................................................  2
     MPAC ENERGY, LLC.........................................................................................  2
     AROC TEXAS ACQUISITION, INC..............................................................................  2

THE MERGER....................................................................................................  2
     BACKGROUND OF AROC'S OFFER AND THE MERGER................................................................  2
     REASONS FOR AND PURPOSE OF THE TENDER OFFER AND MERGER...................................................  5
     THE BOARD'S APPROVAL AND THE SPECIAL COMMITTEE'S RECOMMENDATION..........................................  5
     OPINION OF THE FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE................................................  6
     POSITION OF MPAC AND AROC TEXAS AND REASONS FOR MERGER...................................................  9
     MERGER AGREEMENT.........................................................................................  9
          The Merger..........................................................................................  9
          Procedures for Exchange of Certificates............................................................. 10
          Conditions to the Merger............................................................................ 10
          Termination......................................................................................... 11
          Fees and Expenses................................................................................... 11
          Amendment........................................................................................... 11
     CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER............................................... 11
          Certain U.S. Federal Income Tax Consequences to U.S. Stockholders................................... 12
          Certain U.S. Federal Income Tax Consequences to Foreign Stockholders................................ 13
     FINANCING OF THE MERGER.................................................................................. 13
     REGULATORY REQUIREMENTS.................................................................................. 13
     INTERESTS OF CERTAIN PERSONS IN THE MERGER............................................................... 13
          MPAC Representatives on AROC Board.................................................................. 13
          Indemnification; Directors, and Officers, Insurance................................................. 14

APPRAISAL RIGHTS.............................................................................................. 14

SECURITIES OWNERSHIP.......................................................................................... 18

WHERE YOU CAN FIND MORE INFORMATION........................................................................... 19

APPENDIX A    OPINION OF RANDALL & DEWEY, INC.
APPENDIX B    AGREEMENT AND PLAN OF MERGER
APPENDIX C    SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW


                                   iii

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                   INFORMATION CONCERNING THE SPECIAL MEETING

TIME, PLACE, DATE

         This Information Statement is furnished to stockholders of AROC in connection with the special meeting to be held on October 5, 2001 at the time and place specified in the attached Notice of Special Meeting, or at any adjournments or postponements thereof.

PURPOSE OF THE SPECIAL MEETING

         At the special meeting, the stockholders of AROC will be asked to consider and vote on the adoption of the Agreement and Plan of Merger, dated as of August 22, 2001, among AROC, MPAC and AROC Texas, a wholly owned subsidiary of MPAC, pursuant to which AROC Texas will be merged with and into AROC, with AROC as the surviving corporation. The merger agreement is attached as Appendix B to this Information Statement. Stockholders will also be asked to consider such other business as may properly come before the meeting.

RECORD DATE; VOTING AT THE MEETING; QUORUM

         The Board of Directors of AROC has fixed the close of business on September 11, 2001, as the record date for the determination of the AROC stockholders entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, AROC had outstanding 100,000,000 shares of common stock held of record by approximately ___ registered holders. Each outstanding share of common stock is entitled to one vote on all matters coming before the special meeting. The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the meeting.

REQUIRED VOTE; EFFECT OF ABSTENTIONS AND NON-VOTES

         Under Delaware law, the merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of each class of stock. AROC Texas owns 88,859,082 shares of AROC's common stock, representing approximately 88.9% of the outstanding shares of common stock and 100% of the outstanding shares of Series A convertible preferred stock and convertible restricted voting stock, and will vote those shares in favor of the adoption of the merger agreement and merger. Accordingly, the Delaware law requirement will be satisfied without the affirmative vote of any other stockholder. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. IF YOU WISH TO VOTE YOUR SHARES, YOU MAY DO SO ONLY BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

         The inspectors of election will treat shares of AROC common stock that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the special meeting. The inspectors of election will treat "broker non-votes" (i.e., shares held by brokers that are represented at a meeting but with respect to which the broker does not have discretionary authority to vote) as shares that are present and entitled to vote for purposes of establishing a quorum. Since, under Delaware law, the merger agreement must be adopted by affirmative vote of a majority of the outstanding shares of AROC common stock, abstentions and broker non-votes will have the same effect as votes against adoption.

         IF THE MERGER IS CONSUMMATED, HOLDERS OF AROC COMMON STOCK WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF THEIR CERTIFICATES REPRESENTING SHARES OF COMMON STOCK. HOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THOSE INSTRUCTIONS.


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                                   THE PARTIES

AROC INC.

         AROC Inc. is a Houston-based holding company of a group of entities whose principal activities are the exploration, development and production of oil and gas and the acquisition of producing oil and gas properties. AROC (formerly known as American Rivers Oil Company) was incorporated under the laws of Delaware. AROC's corporate headquarters are at 110 Cypress Station Dr., Suite 220, Houston Texas 77090, and its telephone number is (281) 537-9920.

MPAC ENERGY, LLC

         MPAC Energy, LLC, is a limited liability company organized under the laws of the state of Texas. MPAC's principal business address and office is located at 1100 Louisiana, Suite 3150, Houston, Texas 77002. The principal business of MPAC is engaging in oil and gas related investments. The controlling members of MPAC are EnCap Equity 1996 Limited Partnership ("EnCap 96 LP"), a Texas limited partnership, EnCap Equity 1994 Limited Partnership ("EnCap 94 LP"), a Texas limited partnership, Energy Capital Investment Company, PLC ("Energy PLC"), a company organized and existing under the laws of England, EF-II Holdings, L.L.C. ("EF-II"), a Texas limited liability company, EnCap Investments L.L.C. ("EnCap Investments"), a Delaware limited liability company, and El Paso Capital Investments, L.L.C. ("El Paso Capital"), a Delaware limited liability company. The sole general partner of EnCap 96 LP and EnCap 94 LP is EnCap Investments. The members of EF-II holdings are EnCap 96 LP and Energy PLC. The sole member of EnCap Investments and El Paso Capital is El Paso Merchant Energy North America Company ("El Paso Merchant Energy"), a Delaware corporation. The controlling person of El Paso Merchant Energy is El Paso Corporation, a Delaware corporation.

AROC TEXAS ACQUISITION, INC.

         AROC Texas Acquisition, Inc. is a Delaware corporation. All outstanding shares of capital stock of AROC Texas are owned by MPAC. AROC Texas was organized in connection with MPAC's decision to take AROC private and has not conducted any unrelated activities since its organization. On August 20, 2001, MPAC contributed all of the shares of AROC common stock, Series A convertible preferred stock and convertible restricted voting stock that it owned to AROC Texas. AROC Texas' principal business office is located at the same address as the principal business offices of MPAC.

                                   THE MERGER

BACKGROUND OF AROC's OFFER AND THE MERGER

         Prior to 1999, AROC's predecessor, Alliance Resources Plc ("Alliance"), was organized under the laws of England and Wales and its stock was traded on the London Stock Exchange. In October 1999, the directors of Alliance recommended that Alliance be combined with AROC because, among other things, at the time, the directors believed that Alliance required additional financing to pursue its business plan of making additional acquisitions of properties and that the most likely source of financing to fund the business plan was from entities in the U.S. This combination was approved by a majority of the stockholders in December 1999.

         Consistent with the business plan, in May 2000, AROC completed the acquisition of oil and gas properties having reserves with a standardized measure of discounted cash flow of $62,000,000, a refinancing of $47,000,000 of debt and issuance of a new series of preferred stock to the equity owners of MPAC. During 2000, all of the holders of this preferred stock had transferred those shares and shares of common stock and warrants to purchase common stock to MPAC. As a result of these transactions, MPAC owned and had the right to vote approximately 30.8% of AROC common stock and 100% of the AROC preferred stock.

         Later in 2000, management of AROC and the predecessors of MPAC began consideration of various options to provide liquidity for the minority stockholders of AROC. Based on these discussions, John A. Keenan, AROC's President, proposed to the board that AROC acquire for cash, in an amount to be determined by the board, all of the outstanding common stock of AROC not held by the predecessors of MPAC.


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         In October 2000, AROC issued a press release announcing its intention to effect a reverse stock split on the terms recommended by a special committee of the board and approved by the board. The board, which did not include any representatives of MPAC, had determined that AROC might benefit from the greater flexibility of being a private company and not having the burden and expense of being a public company. The benefits of market liquidity were not being obtained because of the limited trading volume and the low prices of its stock. After discussions with representatives of MPAC concerning the full details of the proposed reverse share split, the management of AROC concluded that it would not be able to obtain the necessary approvals from the stockholders of AROC for the reverse share split on the terms proposed by the board.

         On or about December 4, 2000 and shortly after determining that stockholder approvals could not be obtained for the proposed reverse share split, MPAC informed management of AROC that it wanted AROC to go in a different direction strategically and that this would require implementing a new business strategy and new management. Based on this communication, Messrs. Phillip Douglas, William J. A. Kennedy and John R. Martinson resigned as directors of AROC effective as of December 4, 2000, and three directors were appointed to fill the vacancies created by these resignations. The three newly appointed directors were Robert L. Zorich, Gary R. Petersen and D. Martin Phillips, all of whom are managers of MPAC. The other three members of the board consisted of one independent director and two executive officers of AROC.

         Based primarily upon the fact that the stockholders would not approve the proposed reverse share split, the newly constituted board withdrew the proposed reverse share split. On December 22, 2000, management publicly announced that it had withdrawn the proposal.

         On March 8, 2001, the board of directors met to discuss the status and direction of AROC, including proposed senior management changes, the current liquidity of AROC's common stock, and other options involving AROC such as a sale of AROC or its assets. Upon completion of discussion, the board unanimously agreed to all of the following: (i) AROC would contractually agree with Mr. Keenan to provide liquidity for the minority stockholders at the same price as exiting members of management by commencing and completing a tender offer for all of the shares of AROC's common stock not controlled by MPAC at a purchase price of $0.06 per share and other such terms as the board determined; (ii) a special committee of the board composed of the independent director, Michael E. Humphries, would be formed solely for the purpose of determining whether the price in the tender offer was fair to unaffiliated stockholders and whether to recommend it to the unaffiliated stockholders; (iii) because of MPAC's stated desire to change direction and management of AROC, Mr. Keenan would resign from all positions with AROC and its affiliates upon the earlier to occur of the completion of the tender offer or 75 days from the date of the board meeting;
(iv) upon his resignation and in lieu of his existing severance arrangements with AROC, Mr. Keenan would receive a severance payment from AROC of $900,000;
(v) other members of senior management received severance payments in the same proportion of the amounts provided under their employment agreements; (vi) Mr. Keenan and other senior management and staff of AROC would work with representatives of MPAC and new management of AROC in effecting a smooth transition of its business; and (vii) during the interim period, all material matters such as material contracts, severance arrangements, acquisitions and dispositions will require prior board approval. The board arrived at the price of $0.06 per share based on their knowledge of AROC and its assets and the current market price for shares of AROC common stock, but did not undertake any formal analysis at the time of the proposed price. Other than through its representatives on AROC's board of directors, MPAC did not have a role in negotiating or structuring the tender offer or the price offered.

         During March 2001, the special committee of the board retained Randall & Dewey, Inc. as financial advisor. The financial advisor met with the special committee on April 16, 2001 and delivered a fairness opinion dated that same date, to the effect that, as of such date, and based on and subject to the assumptions contained therein, the tender offer price of $0.06 per share was fair from a financial point of view to the existing unaffiliated holders of AROC's common stock. See "--Opinion of the Financial Advisor to the Special Committee" below.

         Effective April 11, 2001, the members of the board of directors signed a unanimous written consent approving written severance agreements with Messrs. Keenan, Fenemore, Munchinski and Schulte embodying the terms previously agreed to by the full board on March 8, 2001, which provided for the payment of severance payments to those individuals, that one-half of the restricted stock held by those individuals would be vested upon the completion of the

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tender offer, and that AROC would pay those individuals the price of $0.06 per share for all shares held by them upon completion of the tender offer. Additionally, these agreements provided that AROC would conduct the tender offer so that minority stockholders could dispose of their shares at the same price.

         In accordance with their severance agreements, Messrs. Keenan, Fenemore, Munchinski and Schulte resigned their positions as officers of AROC effective as of May 18, 2001. In addition, Messrs. Keenan, Fenemore and Michael
E. Humphries resigned as directors of AROC effective as of the same date. As a result of their resignation, persons affiliated with MPAC control the AROC board. The board immediately appointed Frank A. Lodzinski as a director to fill one of the vacancies created by the resignations and appointed him to the offices of President and Chief Executive Officer of AROC. The board also appointed Jerry M. Crews as Chief Operating Officer and Secretary of AROC.

         On July 19, 2001, the tender offer expired with AROC acquiring 20,712,311 shares of common stock that were properly tendered in the tender offer. AROC immediately initiated a subsequent offering period ending on August 9, 2001 for the purpose of acquiring additional shares of common stock on the same terms as the tender offer. During the subsequent offering period, AROC acquired an additional 1,230,154 shares of common stock. AROC acquired a total of 21,942,465 shares of its common stock during the tender offer and the subsequent offering period.

         On July 19, 2001, the AROC board of directors appointed Thomas A. Reiser as a director of AROC.

         On August 9, 2001, representatives of MPAC proposed to the AROC board of directors that AROC Texas, a wholly owned subsidiary of MPAC, be merged with and into AROC, with AROC being the surviving company in the merger and the stockholders of AROC other than MPAC receiving $0.06 per share in cash for each share of AROC common stock that they own. The AROC board of directors by written consent dated August 9, 2001, designated Mr. Reiser, an independent member of the board, as a special committee of the board to consider the proposed merger.

         On August 13, 2001, the board of directors held a special meeting by telephone conference for the purpose of receiving the Special Committee's recommendation regarding the merger and the merger agreement. Mr. Reiser, as the Special Committee, concluded that the merger and the merger agreement were in the best interest of AROC and its stockholders and that the proposed consideration $0.06 cash per share of AROC common stock, was fair to the holders of AROC common stock other than MPAC. Mr. Reiser explained that his decision took into account that the administrative costs of AROC remaining a public company outweighed the benefits to be received from the remaining stockholders from AROC remaining a public company. Mr. Reiser also noted that the trading volume of AROC's common stock, even before the tender offer, was virtually nonexistent and that the administrative costs of AROC remaining a public company were approximately $410,000.00 per year. In reaching his conclusion, Mr. Reiser reviewed the opinion of Randall & Dewey, Inc. that had been rendered in connection with the tender offer. Mr. Reiser noted that since the date of that opinion, which was based significantly upon the price of oil and gas, the oil and gas commodity prices had decreased significantly and that these decreases as well as decreased activity in market for oil and gas properties further supported the fairness of the price of $0.06. Neither the board nor the special committee retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders in connection with the tender offer. After receiving the report and based upon the conclusions of the Special Committee, the board approved the terms of the merger and directed AROC's management to prepare the merger agreement based upon those terms.

         Effective as of August 17, 2001, MPAC converted 165,255 shares of AROC Series A convertible preferred stock in accordance with its terms and received 71,813,628 shares of AROC common stock in the conversion. After the conversion, 11,140,918 shares of AROC common stock, or approximately 11.1% of the outstanding AROC common stock were held by stockholders other than MPAC.

         On August 21, 2001, MPAC contributed all of the shares of its shares of AROC common stock, Series A convertible preferred stock and convertible restricted voting stock to AROC Texas. AROC Texas is now the largest stockholder of AROC.

         On August 22, 2001, the board of directors, by unanimous written consent, approved the final merger agreement and merger. Following approval by the board of managers of MPAC and the board of directors of AROC Texas, AROC, AROC Texas and MPAC executed and delivered the merger agreement.

REASONS FOR AND PURPOSE OF THE TENDER OFFER AND MERGER

         The board believes that there is virtually no public trading market for the shares of AROC common stock and that any market will continue to be characterized by low prices and low trading volume. Those conditions have only been further impacted by the repurchase of a significant number of the public shares as a result of the tender offer. As discussed above, the tender offer was made in connection with the change of AROC's strategic direction and senior management initiated by MPAC and in an attempt to offer AROC's stockholders liquidity for their shares of AROC common stock. Prior senior management negotiated for the tender offer to be conducted so that minority stockholders could dispose of their shares at the same price as these exiting members of management were being paid for their shares. For these reasons, the board made the tender offer to provide the holders of AROC common stock, other than MPAC, with the opportunity to dispose of their shares at a price that the special committee determined to be fair to AROC's unaffiliated stockholders. Following the initiation of the tender offer, MPAC concluded that the continued cost of remaining a public company would outweigh the benefits that the remaining stockholders would realize from AROC remaining a public company, as shares of AROC common stock had shown very little liquidity. As a result, MPAC determined that it would pursue a second-step transaction to complete a cash out of the remaining stockholders of AROC as a means to take AROC private. The board agrees with these conclusions. Based upon the conclusions of the Special Committee that the merger and the merger agreement are in the best interest of AROC and its stockholders and that the consideration of $0.06 per share of AROC common stock to be paid to stockholders other than MPAC and its affiliates, the board approved the merger and the merger agreement and has recommended that the stockholders of AROC approve the merger and merger agreement.

THE BOARD'S APPROVAL AND THE SPECIAL COMMITTEE'S RECOMMENDATION

         The board of directors unanimously approved the merger. Because all but one of the members of the board of directors was otherwise affiliated with AROC or MPAC, the board believed that to avoid the inherent conflicts of interest created by the affiliations that the board should form, and the board did form, a special committee comprised of the sole independent director and authorized the special committee on behalf of AROC to consider whether the merger and the consideration to be received was fair to AROC's unaffiliated stockholders and to determine whether or not to recommend the merger to the board of directors. As mentioned above, the special committee has determined that the merger is fair to, and in the best interests of, AROC's unaffiliated stockholders and recommended to the board that merger be approved by the board of directors. Accordingly, the Board of Directors unanimously approved the merger and merger agreement and recommends that AROC stockholders vote "for" adoption of the merger agreement.

         In arriving at the decision to approve the merger, the board of directors considered a number of factors, including the following:

o There is, and historically has been, virtually no trading market for AROC's common stock and we do not believe that an active market for AROC's stock at significant market prices is likely to develop.

o There are considerable costs associated with remaining a public company. In addition to the time expended by AROC's management, the legal, accounting and other expenses involved in the preparation, filing and dissemination of annual and other periodic reports are considerable.

o The consideration to be received by AROC's unaffiliated stockholders is significantly higher than the recent market price of the shares of common stock and the expected proceeds payable to holders of common stock if AROC or its assets were sold in the current market.

o Because AROC is the result of the combination of a number of companies and properties that had various degrees of financial difficulties prior to the combination and because our results continue to reflect the costly efforts to overcome these difficulties, the special committee and the board do not believe that it would be possible for AROC to complete an underwritten public offering of its shares that could be expected to generate additional investor interest in AROC's stock.

o Oil and gas prices were at their highest prices in years during the early part of 2001, which the special committee and the board believe supports the merger consideration being higher than the trading price of the shares, and thereby providing AROC's minority stockholders with liquidity at an attractive price for their shares.

         In determining whether to recommend the merger, the special committee also considered the opinion of Randall & Dewey, Inc., and adopted Randall & Dewey's analysis and conclusions in its determination that the merger is fair to the unaffiliated stockholders. See "--Opinion of the Financial Advisor to the Special Committee" below.

         The above discussion of the information and factors considered by the special committee and the board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with their evaluation of the transaction, neither the special committee nor the board of directors found it practical to and did not attempt to rank or assign relative weights to the above factors. In addition, the special committee and the board did not undertake to determine whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to their ultimate determination, but rather conducted a discussion of the factors described above, including asking questions of AROC's management and legal advisors, and reached a general consensus. Individual members of the board and the special committee may have given different weights to different factors. Finally, the special committee relied on the experience and expertise of its financial advisor for quantitative analysis of AROC's assets.

OPINION OF THE FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

         On March 29, 2001, a special committee of the board of directors engaged Randall & Dewey, Inc. to act as financial advisor to the special committee in connection with the tender offer. Neither the board nor the special committee retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders in connection with the tender offer. The special committee instructed Randall & Dewey, Inc., in its role as financial advisor to the special committee to render an opinion as to the fairness, from a financial point of view, to the existing unaffiliated holders of AROC's common stock of the tender offer price. In connection with this evaluation, the special committee authorized Randall & Dewey, Inc. to conduct such investigations as Randall & Dewey, Inc. deemed appropriate.

         On April 16, 2001, Randall & Dewey, Inc. met with and delivered its opinion to the special committee to the effect that, as of that date and based on and subject to the assumption and limitations contained in the opinion, from a financial point of view, the consideration to be received by AROC's unaffiliated stockholders in the tender offer was fair to these stockholders. At this meeting, Randall & Dewey, Inc. presented their analyses in arriving at its opinion, which is discussed below in detail in this section. Randall & Dewey, Inc. consented to AROC's disclosure of its opinion in the Offer to Purchase and this Information Statement and a copy of its opinion is attached as Appendix A to this document. The summary of the opinion set forth below is qualified in its entirety by Appendix A, which is incorporated in this document by reference. Stockholders are urged to read the opinion in its entirety for a description of the assumptions made, matters considered and procedures followed by Randall & Dewey, Inc.

         No limitations were imposed by the special committee upon Randall & Dewey, Inc. with respect to the investigations made or the procedures followed by Randall & Dewey, Inc. in rendering its opinion, and AROC and the members of its management cooperated with Randall & Dewey, Inc. in connection with its investigation. The consideration to be received in connection with the tender offer was determined by discussions among management of AROC, the special committee and Randall & Dewey, Inc. The opinion rendered by Randall & Dewey, Inc. does not constitute a recommendation to any stockholder as to whether the stockholders should tender any shares with respect to the tender offer.

         In arriving at its opinion, Randall & Dewey, Inc., among other things, reviewed:

o a draft of the Offer to Purchase that was provided to AROC's stockholders in connection with the tender offer;

o certain publicly available business and financial information relating to AROC, including the Annual Reports on Form 10-K and related audited financial statements for the fiscal years ending April 30, 2000 and December 31, 2000;

o certain estimates of AROC's proved oil and gas reserve prepared by Lee Keeling & Associates, Inc., independent petroleum engineers, as of January 1, 2001, as filed with AROC's Form 10-Q for the quarter ended March 31, 2001;

o pro forma first quarter 2001 financial statements and operating reports reflective of the remaining assets net of asset sales concluded in the first quarter 2001;

o internal AROC operating and project performance summaries presented by internal AROC engineers in July 2000 that described AROC's projections regarding the production performance of its major projects, the actual production performance of which is summarized below in "Comparable Company Analysis;" and

o such other financial studies and analyses and took into account such other matters as it deemed necessary or appropriate.

         In reaching its opinion and conducting its analysis, Randall & Dewey, Inc. did not assume any responsibility for independent verification of any of the information discussed above and relied upon it being complete and accurate in all material respects. Randall & Dewey, Inc. also assumed that all of the information, including the projections provided to Randall & Dewey, Inc. by management of AROC, was prepared in good faith, based upon reasonable estimates and reflects the best judgment of the management of AROC as to the future financial performance of AROC based upon the historical performance and estimates and assumptions that were reasonable at the time made. Randall & Dewey, Inc.'s opinion is based on economic, monetary and market conditions existing on the date of the opinion.

         Set forth below is a summary of the material analyses performed by Randall & Dewey, Inc. in connection with the preparation of its opinion and included in the presentation made by Randall & Dewey, Inc. to the special committee on April 16, 2001.

         Description of Analyses. The proforma balance sheet at March 31, 2001 was utilized to calculate the implied enterprise value for AROC using the $0.06 per share Offer price. Total debt of $16.56 million, working capital of $1.12 million and preferred shares of $97.36 million yielded total obligations as of March 31, 2001 of $112.8 million. Assuming the 10,000,000 convertible restricted voting shares were converted into 5,000,000 shares of common stock, the total number of shares of common stock outstanding would be 60,278,837. At the tender offer price of $0.06 per share, the current enterprise value was determined to be $116.4 million. The enterprise value expressed in terms of proved reserves was determined to be $5.59 per net barrel of oil equivalent (BOE) using the SEC reserves of 20.81 million BOE. The enterprise value of $116.4 million represents a multiple of 14.6 of annualized current period EBITDAX (earnings before interest, taxes, depreciation and amortization and exploration expenses).

         Comparable Company Analyses. AROC's current production levels are disproportionately low relative to total reserves. At year-end 2000, proved producing reserves represented only 31% of total reserves and the total reserve to production ratio was 24.8. As a result of the diverse number and nature of AROC's producing and undeveloped assets, there are no other public exploration and production ("E&P") companies uniquely comparable to AROC. In examining the range of publicly traded E&P companies for characteristics similar to AROC, Randall & Dewey, Inc. selected the ten E&P companies with an enterprise value greater than $100 million whose reserve life and development status would result in a total reserve to production ratio greater than 15.0. This would allow for an assessment of how the market currently values companies with these types of assets. The ten companies are: Pioneer Natural Resources Company, Vintage Petroleum Inc., Swift Energy Company, Evergreen Resources, Inc., Quicksilver Resources, Inc., Encore Acquisition Company, Coho Energy, Inc., Callon Petroleum Company, Berry Petroleum Company and Inland Resources, Inc. For the ten companies selected, the enterprise value as of March 31, 2001 expressed in terms of proven reserve value ranged from $2.91/BOE to $9.02/BOE with an average value of $4.79/BOE. For this analysis, the enterprise value was calculated using

December 31, 2000 balance sheet information and closing share prices as of March 31, 2001. The average from the selected companies of $4.79/BOE is comparable to the tender offer value of $5.59/BOE for AROC. Evaluating the same ten companies' enterprise value expressed as a multiple of annualized current period EBITDAX resulted in a range of values from 2.9x to 10.0x with an average of 6.3x. This compares to the tender offer value of 14.6x. The tender offer multiple of 14.6x is significantly higher than the highest multiple in the selected group.

         Market Value Assessment. Randall & Dewey, Inc. was provided with two reserve reports, one evaluated according to SEC guidelines (year-end prices of $26.80/Bbl and $9.78/MMBtu and costs held constant), and one evaluated using "Bank Pricing," (2001 oil prices of $20.00/Bbl, 2002 oil prices of $19.00 held constant for the remainder of the analysis, 2001 gas prices $3.00/MMBtu, 2002 gas prices of $2.75/MMBtu held constant for the remainder of the analysis). The SEC evaluation resulted in price expectations significantly above Randall & Dewey, Inc.'s view of the asset markets' price view. The Bank pricing evaluation resulted in price expectations below Randall & Dewey, Inc.'s opinion of the current asset markets' price view. In order to evaluate the current market value of AROC's assets, Randall & Dewey, Inc. utilized the reserve forecasts prepared in accordance with SEC guidelines, but evaluated at prices reflective of the NYMEX forward curves as of March 26, 2001 declining to $4.00/MMBtu and $21.00/Bbl and held constant thereafter. Randall & Dewey, Inc.'s Market Value Assessment ("MVA") is meant to represent the probable range of high bids to be expected in a competitive sales process. It is not intended to predict the outlier or extreme bid levels that are sometimes experienced in competitive periods for high demand asset types. Market discount rates and market risk factors were applied on each major project individually and then to the remaining aggregate. The liquidation value in the current asset market for the AROC assets is expected to be in the range of $61.4 to $68.5 million. Given the liquidation preference of the preferred stock of $97.4 million and existing debt of $16.5 million, Randall & Dewey, Inc. believes it is unlikely that the current common shareholders would receive any net proceeds in a liquidation at this time.

         There is virtually no current market in shares of AROC common stock, nor is there expected to be one in the immediate future. No transaction premium analysis can be effectively evaluated. AROC shares of common stock are more akin to an option on the potential of the asset value to increase to a level that exceeds projected obligations. But upon exercise of this theoretical option, Randall & Dewey, Inc. believes the stockholder would most likely remain without a viable market for the shares of common stock. In this option valuation, not only is the volatility of the asset value a significant component, but also the likelihood and timing of an effective liquidity event. No attempt was made to quantify this optionality, but Randall & Dewey, Inc. believes it is in effect an argument in support of the $0.06 per share offer.

         The preparation of a valuation opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Randall & Dewey, Inc.'s opinion. In arriving at its fairness opinion, Randall & Dewey, Inc. considered the results of all such analyses. The analyses were prepared solely for purposes of Randall & Dewey, Inc. providing its opinion to the special committee and does not purport to necessarily reflect the prices at which assets or securities may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither AROC, Randall & Dewey, Inc., nor any other person assumes responsibility if future results are materially different from those forecast.

         As described above, Randall & Dewey, Inc.'s opinion to the special committee in connection with the tender offer was one of many factors taken into consideration by the special committee in connection with its consideration of the merger, and its opinion does not constitute a recommendation as to whether any stockholder should vote in favor of the merger. The foregoing summary does not purport to be a complete description of the analysis performed by Randall & Dewey, Inc. and is qualified by reference to the valuation opinion of Randall & Dewey, Inc. set forth in Appendix A to this document. Randall & Dewey, Inc. has consented to inclusion of its written opinion in this document. In addition, a copy of Randall & Dewey, Inc.'s opinion has been filed as an exhibit to the Schedule TO filed with the SEC in connection with the tender offer and is available for inspection and copying at the principle executive offices of AROC during its regular business hours by any stockholder or any representative of a stockholder who has been designated in writing. A copy of these materials will be provided by AROC to any stockholder or any representative of a stockholder who has been so designated in writing upon written request and at the expense of the requesting stockholder. See "Available Information."

         In June 2000, Randall & Dewey, Inc. was engaged to perform services for AROC and was paid a customary fee of $25,000 for those services. Randall & Dewey, Inc. was formed in 1989 and provides specialized merger, acquisition, divestment, petroleum advisory and capital solution services to the domestic and international upstream oil and gas industry. Clients include integrated companies, public and private independent companies, financial institutions, and other entities involved in world-wide energy industry.

POSITION OF MPAC AND AROC TEXAS AND REASONS FOR MERGER

         MPAC, AROC Texas, EnCap Investments, and Messrs. Martin, Petersen, and Zorich, which we refer to collectively in this document as the "MPAC Group," also believe the consideration to be received in the merger is fair to the unaffiliated stockholders based on (i) the conclusions of, and approval of the special committee of the AROC board, as well as the basis therefor, which are set forth in this Information Statement, and (ii) notwithstanding the fact that Randall & Dewey's opinion was provided for the use and benefit of the special committee in connection with the tender offer, the fact that the special committee received the written opinion of Randall & Dewey that the purchase price of $0.06 in cash was fair, from a financial point of view, to the unaffiliated stockholders. Each of the members of the MPAC Group adopted the analysis of the special committee in determining that the consideration to be received by the unaffiliated AROC stockholders is fair, from a financial point of view, to the unaffiliated stockholders. Each of the members of the MPAC Group found it impractical to, and did not, quantify or otherwise attach relative weights to the specific factors that they considered.

         The MPAC Group's reasons for engaging in the merger is to increase MPAC's ownership of AROC to 100% and to reduce the administrative costs of AROC remaining a public company. MPAC believes that the administrative costs of AROC remaining a public company outweigh the benefits received by AROC's unaffiliated stockholders.

MERGER AGREEMENT

         The following is a summary of the material provisions of the merger agreement that relate to the merger. A copy of the merger agreement is attached as Appendix B to this Information Statement. The description of the merger agreement contained in this section is qualified in its entirety by reference to the full text of the merger agreement. The merger agreement, as amended, is incorporated into this Information Statement by this reference.

The Merger

         The merger agreement provides for the merger of AROC Texas with and into AROC. AROC will be the surviving corporation and will become a wholly owned subsidiary of MPAC at the effective time of the merger. In the merger, each share of AROC common stock outstanding immediately prior to the effective time (other than shares held by stockholders who perfect their appraisal rights under Delaware law ("Dissenting shares") and shares held in AROC's treasury or owned by AROC Texas) will be converted into the right to receive $0.06 in cash, without interest.

         Each share of AROC common stock, Series A convertible preferred stock, and convertible restricted voting stock that is held in AROC's treasury or that is owned by MPAC or AROC Texas will be canceled and retired without payment of any consideration therefor.

         Each share of common stock of AROC Texas outstanding immediately prior to the effective time will be converted into and become one share of common stock of the surviving corporation and will constitute the only outstanding shares of capital stock of the surviving corporation.

         Stockholders who do not vote to adopt the merger agreement and who otherwise strictly comply with the provisions of Delaware law regarding statutory appraisal rights have the right to seek a determination of the fair value of their shares of common stock and payment in cash therefor in lieu of the merger consideration. See "Appraisal Rights."

         The closing of the merger will occur on the business day following the day that the last of the conditions to the merger contained in the merger agreement has been satisfied or waived or on such other date as AROC and AROC Texas may agree. On the closing date, the parties will cause a certificate of merger to be filed with the Delaware Secretary of State, and the time of such filing will be the "effective time" unless otherwise provided in the certificate of merger.

         Under the merger agreement, the certificate of incorporation and bylaws of AROC Texas will be the certificate of incorporation and bylaws of the surviving corporation of the merger. The directors and officers of AROC immediately prior to the effective time will be the initial directors and officers of the surviving corporation.

Procedures for Exchange of Certificates

         MPAC will cause to be deposited with Registrar and Transfer Company, as paying agent, on a timely basis, as and when needed after the effective time, cash necessary to pay for the shares which are submitted for conversion into the right to receive the merger consideration to be paid under the merger agreement. As soon as reasonably practicable after the effective time, the paying agent will mail a transmittal form to former stockholders of AROC. The transmittal form will contain instructions with respect to the surrender of stock certificates formerly representing shares of AROC common stock to be exchanged in the merger. STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL FORM.

         Upon the surrender of each certificate by AROC stockholders, the holder of such certificate will be entitled to receive, in exchange for each share of AROC common stock represented by such certificate, $0.06 in cash, without interest, subject to any required withholding tax. Any surrendered certificate will be canceled.

         At or after the effective time, no transfers of AROC common stock will be permitted on the stock transfer books of the surviving corporation. If, after the effective time, certificates formerly representing shares of AROC common stock are presented to the surviving corporation or the paying agent, such certificates will be canceled and exchanged for cash in an amount equal to the merger consideration deliverable under the merger agreement.

         Any portion of the exchange fund that remains undistributed to former stockholders of AROC 180 days after the effective time will be delivered to or retained by the surviving corporation. After that time, a holder of a certificate representing AROC common stock may look only to the surviving corporation for payment of the merger consideration.

         None of MPAC, AROC Texas, AROC, the surviving corporation or the paying agent will be liable to any person for any payments or distributions from the exchange fund delivered to a public official under any applicable abandoned property, escheat or similar law.

Conditions to the Merger

         The merger agreement provides that the obligation of each party to effect the merger is subject to the satisfaction or waiver, on or prior to the closing date of the merger, of the following conditions:

         - the merger agreement shall have been adopted by the stockholders of AROC;

         - no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect; and

         - no statute, code or regulation shall have been enacted or promulgated by any governmental entity that prohibits consummation of the merger.

         - that the representations and warranties of AROC. MPAC and AROC Texas are true and correct and that they have performed and complied in all material respects with all of the covenants and agreements required to be complied with or performed prior to the consummation of the merger.

Termination

         The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

         -        by mutual written consent of AROC and MPAC; or

         -        by either AROC or AROC Texas, if:

                  - a statute, rule or executive order has been enacted, entered or promulgated prohibiting the transactions contemplated by the merger agreement on the terms contemplated thereby or if any governmental entity has issued an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action has become final and nonappealable; or

                  -        the merger has not occurred by October 31, 2001;

         - by either MPAC or AROC Texas, in the event of material breach by AROC of any of its representations, warranties or covenants in the merger agreement; or

         - by AROC, in the event of material breach by MPAC or AROC Texas of any of their representations, warranties or covenants in the merger agreement.

         The action by AROC to terminate the merger agreement is subject to the approval of a majority of the AROC board of directors, which must include a majority of the directors who are not directors or officers of MPAC or AROC Texas, officers of AROC, or affiliates of MPAC or AROC Texas.

         The merger agreement provides that, in the event of termination thereof by either AROC or AROC Texas as described above, the merger agreement will become void and have no effect, without any liability or obligation on the part of AROC, AROC Texas or MPAC, except that:

         - certain provisions of the merger agreement will survive such termination, and

         - no party will be relieved from liability for fraud or liability for the willful breach by a party of any representation, warranty or covenant set forth in the merger agreement, and such party will be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of any such breach.

Fees and Expenses

         All fees and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Amendment

         The merger agreement may be amended, supplemented or modified by written agreement among the parties at any time before or after adoption of the merger agreement by the stockholders of AROC. After such adoption, however, no amendment, supplement or modification may be made that by law requires further approval by the stockholders of AROC without the further approval of such stockholders.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following is a summary of certain U.S. federal income tax considerations relevant to stockholders whose shares of common stock are converted to cash in the merger. This summary is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. This summary applies only to stockholders who held their common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and may not apply to certain types of stockholders (such as insurance companies, tax-exempt organizations and broker-dealers) who may be subject to special rules. This summary does not consider the effect of any foreign, state or local tax laws.

         BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH STOCKHOLDER AND THE PARTICULAR TAX EFFECTS TO SUCH STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND OF STATE, LOCAL AND OTHER TAX LAWS.

Certain U.S. Federal Income Tax Consequences to U.S. Stockholders

         The following discussion is limited to the U.S. federal income tax consequences relevant to a stockholder that is (1) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, or any state thereof, (2) a corporation or partnership created or organized under the laws of the United States, or any political subdivision thereof (including the District of Columbia) (including any other partnership treated as a United States person under any applicable U.S. Treasury Regulations, but excluding a partnership that meets the definition contained in this clause (2) but is not treated as a United States person under any such U.S. Treasury regulations), (3) an estate or trust described in Section 7701(a)(30) of the Code, or (4) a person whose worldwide income or gain is otherwise subject to U.S. federal income tax regardless of source or that is otherwise subject to United States federal income taxation on a net income basis (a "U.S. Stockholder").

         The receipt of cash for shares of common stock by a U.S. Stockholder pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Stockholder will recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Stockholder's adjusted tax basis in the shares of common stock converted to cash in the merger. Gain or loss must be determined separately for each block of common stock (i.e., shares of common stock acquired at the same cost in a single transaction) converted to cash in the merger.

         Net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by individuals, estates and trusts from the sale of property (including the shares of common stock) held more than one year will generally be taxed at a rate not to exceed 20% for U.S. federal income tax purposes. Net capital gain from property held for one year or less will be subject to tax at ordinary income tax rates. In addition, capital gains recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of capital losses against ordinary income.

         The foregoing tax consequences may not apply to U.S. Stockholders who own interests in MPAC, either directly or indirectly, including any such interests owned by attribution from related parties under Section 318 of the Code. Any such holders are urged to consult their tax advisors regarding the tax consequences, including possible disallowance of any loss realized on the transaction.

         Payments in connection with the merger may be subject to "backup withholding" at a rate of 30.5%, unless a U.S. Stockholder (1) comes within certain exempt categories (including a corporation) or (2) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld may be credited against the U.S. federal income tax liability of the U.S. Stockholder subject to the withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the U.S. Stockholder by filing a U.S. federal income tax return.

         In addition, withholding will be required at a rate of 10% under the Foreign Investment in Real Property Tax Act of 1980 unless the U.S. Stockholder provides a certificate of non-foreign status, a withholding certificate or qualifying statement issued by the

Internal Revenue Service ("IRS") pursuant to Treasury Regulations, or meets certain other requirements.

Certain U.S. Federal Income Tax Consequences to Foreign Stockholders

         The following discussion is limited to the U.S. federal income tax consequences relevant to a stockholder who is not a U.S. Stockholder (a "Foreign Stockholder"). This discussion assumes that 50% or more of AROC's assets are U.S. real property interests and therefore, that AROC is a U.S. real property holding corporation pursuant to Section 897 of the Code.

         In general, a Foreign Stockholder will recognize gain or loss on the disposition of its shares of AROC common stock. Any such gain will be subject to U.S. federal income tax in the manner applicable to U.S. Stockholders. Further, each Foreign Stockholder's share of the merger proceeds will be subject to withholding in an amount equal to 10% of the amount realized in the disposition, unless such stockholder provides a withholding certificate or qualifying statement issued by the IRS or certain other requirements are met.

         In addition, Foreign Stockholders will be subject to backup withholding. To avoid the imposition of backup withholding, an individual Foreign Stockholder should submit a duly completed Form W-8BEN or Form W-8ECI, signed under penalties of perjury, stating that the Foreign Stockholder is neither a citizen nor a resident of the United States. Backup withholding is not an additional tax, and any amounts withheld may be credited against a Foreign Stockholder's U.S. federal income tax liability.

FINANCING OF THE MERGER

                  The total amount of funds required by MPAC and AROC Texas to pay the aggregate merger consideration due to AROC stockholders at the closing of the merger, assuming there are no dissenting shares, is expected to be $668,445.08. In addition, MPAC expects that approximately $818,455.08 will be required to pay its expenses and costs relating to the merger. MPAC plans to obtain all funds needed for the merger through available cash or capital contributions or intercompany loans of available cash. MPAC has no alternative financing plan to fund the payment for shares in the merger.

REGULATORY REQUIREMENTS

                  AROC does not believe that any material federal or state regulatory approvals, filings or notices are required by AROC in connection with the merger other than such approvals, filings or notices required under federal securities laws and the filing of the certificate of merger with the Secretary of State of the State of Delaware.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

                  AROC stockholders should be aware that certain members of AROC's Board of Directors and management have interests that may present them with actual, potential or the appearance of potential conflicts of interest in connection with the merger. The Board of Directors was aware of these potential or actual conflicts of interest and considered them in approving the merger agreement and the merger.

         MPAC Representatives on AROC Board

                  Some of the members of the board of directors had or have interests in the merger and related transactions that are different than the interests of the public stockholders. Mr. Zorich is the President, and Messrs. Zorich, Petersen and Phillips are all managers of MPAC. In addition, Messrs. Zorich, Petersen, and Phillips are three of the four managing directors of EnCap Investments L.L.C., which is a member of MPAC and the general partner of several other members of MPAC, and advises other members of MPAC in connection with their investment in MPAC. MPAC was, and is wholly owned subsidiary AROC Texas now is, AROC's largest shareholder.

                  For information on a significant transaction involving AROC and certain of its affiliates which occurred on May 2, 2000, please see "Part I,
Item 1. Business--Recent Developments" in AROC's Annual Report on Form 10-K for the year ended December 31, 2000, a copy of which is included with this Information Statement.

         Indemnification; Directors, and Officers, Insurance

                  Under the DGCL, corporations organized under the laws of Delaware are permitted to indemnify their current and former directors, officers, employees and agents under certain circumstances against certain liabilities and expenses incurred by them by reason of their serving in such capacities. AROC's Certificate of Incorporation and Bylaws provide that each director and officer will be indemnified by AROC against liabilities and expenses incurred in connection with any threatened, pending or completed legal action or proceeding to which he or she may be made a party or threatened to be made a party by reason of being a director of AROC or a predecessor company, or serving any other enterprise as a director or officer at the request of AROC. AROC's Certificate of Incorporation provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the DGCL, no director or officer of AROC shall have any liability to AROC or its stockholders for monetary damages. The DGCL provides that a corporation's certificate of incorporation may include a provision which eliminates or limits the personal liability of its directors or officers to the corporation or its stockholders for money damages for breach of fiduciary duty as a director except: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for liability in connection with the unlawful payment of dividends or unlawful stock purchases or redemptions; or (4) for any transaction from which the director derived an improper personal benefit. AROC has also purchased directors' and officers' liability insurance for the benefit of these persons.

                  The merger agreement provides that, after the effective time, MPAC will cause the surviving corporation to indemnify each person who is now, or has been at any time prior to the date of the merger agreement, a director or officer of AROC, to the fullest extent permitted by law, with respect to any liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise with the approval of the surviving corporation (which approval shall not be unreasonably withheld or delayed), cost or expense (including reasonable fees and expenses of legal counsel) incurred in connection with any threatened or actual action, suit or proceeding based on, or arising out of, the fact that such person is or was a director or officer of AROC, in each case, to the full extent that MPAC or AROC is permitted under applicable law to so indemnify. Such indemnification rights will continue in full force and effect for a period of six years from the effective time of the merger. However, all rights to indemnification in respect of any indemnified liabilities asserted or made within that six-year period will continue until the disposition of those indemnified liabilities.

                  The merger agreement provides that, for a period of six years after the effective time of the merger, MPAC will cause to be maintained in effect policies of directors' and officers, insurance, for the benefit of those persons who are covered by AROC's directors' and officers' liability insurance at the effective time, providing coverage with respect to matters occurring prior to the effective time that is at least equal to the coverage provided under AROC's directors, and officers, liability insurance policies existing on the date of the merger agreement, to the extent that such liability insurance can be maintained at an annual cost to MPAC not greater than 150 percent of the premium for AROC's directors' and officers' liability insurance existing on the date of the merger agreement. If, however, that insurance cannot be so maintained at or below such cost, MPAC will cause the surviving corporation to maintain as much of such insurance as can be so maintained at a cost equal to 150 percent of the annual premiums of Pennacc, for that insurance.

                                APPRAISAL RIGHTS

                  Under Section 262 of the General Corporation Law of the State of Delaware ("DGCL"), any holder of AROC common stock who does not wish to accept the merger consideration may elect to have the fair value of such stockholder's shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any; provided that such stockholder complies with the provisions of Section 262. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, a copy of which is attached as Appendix C to this Information Statement. All references in this summary to a "stockholder" are references to any record holder of shares of AROC common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

                  Under Section 262 of the DGCL, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting of AROC stockholders described in this Information Statement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. This Information Statement constitutes such notice to the holders of AROC common stock, and the applicable statutory provisions of the DGCL are attached to this Information Statement as Appendix C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Appendix C to this Information Statement, because failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, AROC believes that stockholders who consider exercising such rights should seek the advice of counsel.

                  Any holder of common stock wishing to demand appraisal under
Section 262 of the DGCL must satisfy each of the following conditions:

                  - Such stockholder must deliver to AROC a written demand for appraisal of such stockholder's shares before the vote on the merger agreement at the special meeting, which demand will be sufficient if it reasonably informs AROC of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares.

                  - Such stockholder must not vote its shares of common stock in favor of the merger agreement.

                  -        Such stockholder must continuously hold such shares.
                           from the date of making the demand through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers such shares prior to the effective time of the merger will lose any right to appraisal in respect of those shares.

                  Neither voting against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any action (or inaction) relating to the vote.

                  Only a holder of record of shares of common stock issued and outstanding immediately prior to the effective time of the merger is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on such stock certificates, should specify the stockholder's name and mailing address and the number of shares of common stock owned and should state that such stockholder intends thereby to demand appraisal of such stockholder's common stock.

                  If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners.

                  A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for one or more other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

                  A stockholder who elects to exercise appraisal rights pursuant to Section 262 should mail or deliver a written demand to AROC Inc., 110 Cypress Station Dr., Suite 220, Houston Texas 77090, Attention: Secretary.

                  Within 10 days after the effective time of the merger, the surviving corporation must send a notice as to the effectiveness of the merger to each former stockholder of AROC who has made a written demand for appraisal in accordance with Section 262 and who has not voted in favor of the merger agreement. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any holder of Dissenting Shares who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the value of all Dissenting Shares held by dissenting stockholders. AROC is under no obligation to and has no present intent to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as AROC has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal.

                  Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail such statement to the stockholder within 10 days of receipt of such request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

                  A stockholder timely filing a petition for appraisal with the Delaware court of Chancery must deliver a copy to the surviving corporation, which will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares. After notice to such stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

                  After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a holder of Dissenting Shares, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES.

STOCKHOLDERS SHOULD ALSO BE AWARE THAT INVESTMENT BANKING OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

                  In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

                  Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to such demand for any purpose or to receive payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger).

                  Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of such stockholder's demand for appraisal, except that (1) any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned on such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required or it the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than the value of the merger consideration.

                  FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE THOSE RIGHTS.

                              SECURITIES OWNERSHIP

                  This section provides information as of September 11, 2001 with respect to the beneficial ownership of AROC's common stock by:

                  - each person or group known by AROC to own more than 5% of the common stock;

                  -        each current director and executive officer of AROC;
                           and

                  - all current directors and executive officers of AROC as a group.

                  Under the SEC rules generally, a person is deemed to be a "beneficial owner" of a security if he has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. Thus, more than one person may be deemed a beneficial owner of the same security. Unless otherwise indicated, the mailing address of each of the persons shown is c/o MPAC at 1100 Louisiana, Suite 3150, Houston, Texas 77002.



--------------------------------------------------------------------------------------------------------------------------
                                                                                                   PERCENTAGE OF
                                                                            NUMBER               OUTSTANDING SHARES
    NAME OF BENEFICIAL OWNER(1)                                         OF SHARES OWED                 OWNED
                                                                        --------------                 -----
--------------------------------------------------------------------------------------------------------------------------
    AROC Texas Acquisition, Inc.(2).............................          88,859,082                   98.6%
--------------------------------------------------------------------------------------------------------------------------
    Robert L. Zorich(3).........................................             -0-                         -
--------------------------------------------------------------------------------------------------------------------------
    Gary R. Petersen(3).........................................             -0-                         -
--------------------------------------------------------------------------------------------------------------------------
    D. Martin Phillips(3).......................................             -0-                         -
--------------------------------------------------------------------------------------------------------------------------
    Frank A. Lodzinski..........................................             -0-                         -
--------------------------------------------------------------------------------------------------------------------------
    Thomas Reiser...............................................             -0-                         -
--------------------------------------------------------------------------------------------------------------------------
    Directors and executive officers of AROC as a group
             (8 persons)(3).....................................             -0-                         -
--------------------------------------------------------------------------------------------------------------------------


(1) All of AROC's directors and executive officers may be contacted at 110 Cypress Station Dr., Suite 220, Houston, Texas 77090. The address for AROC Texas Acquisition, Inc. is 1100 Louisiana, Suite 3150, Houston, Texas 77002.

(2) Consists of 88,859,082 shares of common stock, 10,000,000 shares of convertible restricted voting shares that are convertible into 5,000,000 shares of common stock, warrants to purchase 44,009,814 shares of common stock at a price of $0.01 per share that are exercisable, and 1,615,051 shares of Series A convertible preferred stock that are convertible into 701,836,563 shares of common stock. All share amount and percentage information is calculated on the basis that AROC's common stock and Series A convertible preferred stock constitute a single class because each share of preferred stock is convertible at any time into shares of AROC's common stock (at the conversion rate of 434.56 shares of AROC common stock for each share of Series A convertible preferred stock as of September 11, 2001), and generally has the right to vote in all matters on the same basis as if the preferred stock had been converted into common stock.

(3) Excludes stock owned by AROC Texas, which is a wholly owned subsidiary of MPAC with which this person is affiliated.

         Except as described herein, based on AROC's records and on information provided to AROC by its directors and executive officers, neither AROC, nor any associate or subsidiary of AROC nor, to the best of AROC's knowledge, any of the directors or executive officers of AROC, nor any associates or affiliates of any of the foregoing, has effected any transactions involving the shares of AROC's common stock during the 60 business days prior to the date of the merger. Except as otherwise described herein, neither AROC nor, to the best of AROC's knowledge, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the tender offer with respect to any securities of AROC, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

                       WHERE YOU CAN FIND MORE INFORMATION

         Additional information concerning AROC, including its business, properties, management's discussion and analysis of financial condition and the results of operations, and financial statements and the notes thereto, is included in its Annual Report on Form 10-K for the year ended December 31, 2000, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 [AND JUNE 30, 2001] copies of which have previously been provided or are being sent to stockholders along with this Information Statement.

         AROC is subject to the informational requirements of the Exchange Act, and in accordance with such requirements files reports, proxy statements, and other information with the SEC. The reports, proxy statements, and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the SEC:
500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20459. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including AROC.

         AROC and MPAC have each filed a Schedule TO and Schedule 13E-3 with the SEC with respect to the tender offer. AROC has filed a Schedule 14C with regard to this Information Statement. AROC, AROC Texas and MPAC have filed a joint
Schedule 13E-3 with respect to the Merger. As permitted by the rules and regulations of the SEC, this Information Statement omits certain information and exhibits contained in the Schedules. The Schedules, including exhibits, and any amendments thereto may be inspected and copied at, or obtained from the SEC's offices as set forth above. For further information, reference is hereby made to each of the Schedule TO, the Schedule 14C, and the exhibits thereto. Statements contained in this Information Statement concerning documents filed with the SEC as exhibits to the Schedules or attached as Appendices to this Information Statement are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Schedules or attached as an Appendix to this Information Statement. Each statement in this Information Statement concerning such a document is qualified in its entirety by reference to such document.

         Certain documents discussed in this Information Statement including, without limitation, each of the Schedule TO, Schedules 13E-3, Schedule 14C and all exhibits thereto, are also available for inspection and copying at the principal executive offices of AROC at 110 Cypress Station Dr., Suite 220, Houston, Texas 77090, telephone (281) 537-9920, during its regular business hours, by any stockholder or his or her representative so designated in writing. Upon the written request of a stockholder directed to the Secretary of AROC at the above address, AROC will mail to such stockholder a copy of any such document at the expense of such stockholder. Additional copies of this Information Statement may also be obtained by stockholders from AROC at its address and telephone number set forth above at no cost to the stockholders.

         Once the merger is completed, AROC will deregister its common stock and, if it does, it will no longer be subject to the reporting requirements of the Exchange Act. See "Special Factors--Effects of the Merger."

         No person has been authorized to give any information or make any representation in connection with this Information Statement hereby other than those contained or incorporated by reference in this Information Statement, and, if given or made, such information or representation must not be relied upon as having been authorized by AROC. The delivery of this Information Statement shall not, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. Information in this Information Statement about AROC has been provided by AROC.



                             By order of the Board of Directors,

                             /s/ FRANK A. LODZINSKI

                             Frank A. Lodzinski
                             President and Chief Executive Officer



Houston, Texas

September 14, 2001

                                                                      APPENDIX A


                              Randall & Dewey, Inc.
                        Two Greenspoint Park, Suite 380-S
                          16800 Greenspoint Park Drive
                              Houston, Texas 77060
                                 (281) 774-2000




April 16, 2001



Mr. Michael E. Humphries
Chairman of the Special Committee
of the Board of Directors
AROC Inc.
4200 E. Skelly Drive, Suite 1000
Tulsa, OK  74135

Members of the Committee:

You have requested our opinion as to the fairness, from a financial point of view, to the existing non-affiliated holders of common stock ("Shareholders"), par value $0.001 per share ("Common Stock") of AROC Inc. ("the Company"), of the consideration to be received as set forth in the Offer to Purchase from AROC Inc. Pursuant to the Offer to Purchase, the Company will commence a tender offer (the "Offer") to purchase all of the outstanding shares of Common Stock at a price per share of $0.06/share in cash.

In arriving at our opinion, we have, among other things: 1) reviewed a draft of the Offer to Purchase (the "Offer to Purchase") to be included in a Schedule TO to be filed by the Company with the Securities and Exchange Commission; 2) reviewed certain publicly available business and financial information relating to the Company, including the Annual Reports on Form 10-K and related audited financial statements for the fiscal years ending April 30, 2000 and December 31, 2000; 3) reviewed certain estimates of the Company's proved oil and gas reserves prepared by Lee Keeling & Associates Inc. ("Lee Keeling"); 4) reviewed pro-forma first quarter 2001 financial statements and operating reports reflective of the remaining assets net of asset sales concluded in the first quarter 2001; 5) reviewed internal AROC Inc. operating and project performance summaries; and 6) reviewed such other financial studies and analyses and took into account such other matters as we have deemed necessary or appropriate. This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company and does not constitute a recommendation to any holder of the Company Common Stock as to whether such holder should tender any shares pursuant to the Offer. As you are aware, we have acted as financial advisor to the Special Committee of the Board of Directors, and we will receive a fee from the Company for such services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.



Mr. Michael E. Humphries
Chairman of the Special Committee
April 16, 2001/page 2




Our opinion is rendered on the basis of conditions in the oil and gas markets and the securities markets prevailing as of the date hereof and the conditions and prospects, financial or otherwise, of the Company as they have been represented to us as of the date hereof or as they were reflected in the materials and discussions described above. It is our opinion that, as of the date hereof, the Offer Price of $0.06 per share is fair from a financial point of view to the non-affiliated holders of the Company Common Stock.

Very truly yours,

/s/ Gregg Jacobson
Gregg Jacobson
Randall & Dewey, Inc.

GAJ/lph
Attachment

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER dated as of August 22, 2001 (this "AGREEMENT") among MPAC Energy, LLC, a Texas limited liability company ("PARENT"), AROC Texas Acquisition, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("SUB"), and AROC Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, the respective Boards of Directors of Parent and Sub have approved the merger (the "MERGER") of Sub into the Company on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, $0.001 par value per share, of the Company ("COMPANY COMMON STOCK") not owned directly or indirectly by Parent or the Company shall be converted into the right to receive an amount in cash at a price per share of $0.06 (the "MERGER CONSIDERATION"); and

         WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD") has approved the Merger and resolved to recommend that holders of shares of Company Common Stock approve and adopt this Agreement and the Merger;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:



                                    ARTICLE I

                                   THE MERGER



         Section 1.01.  THE MERGER.

         On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (as such, the "SURVIVING CORPORATION") and a wholly owned subsidiary of Parent.

         Section 1.02. COMPANY ACTIONS. The Company hereby approves of and consents to the Merger and the other transactions contemplated by this Agreement (collectively, the "TRANSACTIONS"); provided, however, that prior to the consummation of the Merger, the Company Board reserves the right to modify or withdraw such recommendation in a manner adverse to Parent and Sub if (and only if) a majority of the entire Company Board shall have determined in good faith, based on (among other things) the advice of its independent financial advisors and outside counsel, that this Agreement or the Merger is no longer in the best interests of the Company's stockholders and that such modification or withdrawal is, therefore, required in order to satisfy the Company Board's fiduciary duties to the Company's stockholders under applicable Law (as defined in SECTION 3.05). For purposes of ARTICLE VIII, no action taken by the Board of

Directors of the Company prior to the Merger shall be effective unless such action is approved by the affirmative vote of at least a majority of the directors of the Company who are not directors or officers of Parent or Sub, or officers of the Company, or an affiliate of Parent or Sub.

         Section 1.03.  CLOSING.

         Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to ARTICLE VIII, and subject to the satisfaction or waiver of all of the conditions set forth in
ARTICLE VII, the closing (the "CLOSING") of the Merger shall take place at the offices of Thompson & Knight LLP, 1200 Smith Street, Suite 3600, Houston, Texas at 8:00 a.m. on the business day following the satisfaction (or, to the extent permitted by Law, waiver) of the conditions set forth in SECTION 7.01 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by Law, waiver of those conditions), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

         Section 1.04.  EFFECTIVE TIME.

         Prior to the Closing, the Company shall prepare, and on the Closing Date the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (or a certificate of ownership and merger) (the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

         Section 1.05.  EFFECTS.

         The Merger shall have the effects set forth in Section 259 of the DGCL.

         Section 1.06.  CERTIFICATE OF INCORPORATION AND BYLAWS.

         (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to change the corporate name set forth therein to "AROC Inc." and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable Law.

         (b) The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and the provisions of the Certificate of Incorporation of the Surviving Corporation and applicable Law.

         Section 1.07.  DIRECTORS.

         The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         Section 1.08.  OFFICERS.

         The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                       EFFECT ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES


         Section 2.01.  EFFECT ON CAPITAL STOCK.

         At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

         (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

         (b) CANCELLATION OF TREASURY STOCK, PARENT-OWNED STOCK, AND WARRANTS. Each share of Company Common Stock, Series A Convertible Preferred Stock ("PREFERRED STOCK"), Convertible Restricted Voting Stock ("CRV STOCK"), and any and all warrants or options to acquire the same, issued and outstanding immediately prior to the Effective Time that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

         (c)      CONVERSION OF COMPANY COMMON STOCK.

                  (i) Subject to SECTIONS 2.01(b) and 2.01(d), each issued and outstanding share of Company Common Stock not owned by the Company, Parent or Sub shall be converted into the right to receive an amount in cash equal to the Merger Consideration, without interest, less any required withholding taxes, upon surrender and exchange of the Certificate representing such share.

                  (ii) The cash payable upon the conversion of a share of Company Common Stock pursuant to this SECTION 2.01(c) is referred to as the Merger Consideration. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate (as herein defined) representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, less any required withholding taxes, upon surrender of such Certificate in accordance with SECTION 2.02.

         (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares ("DISSENT SHARES") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to dissent from and properly dissents from this Agreement pursuant to, and who complies in all respects with, Section 262 of the DGCL, in each case to the extent applicable (the "APPRAISAL STATUTE"), shall not be converted into a right to receive the Merger Consideration as provided in
SECTION 2.01(c), but rather the holders of Dissent Shares shall be entitled to the right to receive payment of the appraised value of such Dissent Shares in accordance with the Appraisal Statute; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of the appraised value under the Appraisal Statute, then the right of such holder to be paid the appraised value of such holder's Dissent Shares shall cease and such Dissent Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration, without interest, as provided in SECTION 2.01(c). The Company shall give prompt notice to Parent of any objections or demands received by the Company for appraisal of Company Common Stock pursuant to the Appraisal Statute, and Parent shall have the right to direct all negotiations and proceedings with respect to such objections or demands. Neither the Company nor the Surviving Corporation shall, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such objections or demands, or agree to do any of the foregoing.

         Section 2.02.  EXCHANGE OF CERTIFICATES.

         (a) PAYING AGENT. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the "PAYING AGENT") for the payment of the Merger Consideration upon surrender of Certificates. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to SECTION 2.01(c) (such cash being hereinafter referred to as the "EXCHANGE FUND"). The expenses of the Paying Agent shall not be paid from the Exchange Fund, but shall be paid directly by the Surviving Corporation.

         (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to SECTION 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of (A) the number of shares of Company Common Stock theretofore represented by such Certificate and (B) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

         (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK; TRANSFER BOOKS. The Merger Consideration paid in accordance with the terms of this
ARTICLE II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

         (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including any interest or other income received by the Paying Agent in respect thereof that has not previously been distributed pursuant to SECTION 2.02(f)) that remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock who has not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Corporation for payment of such holder's claim for the Merger Consideration.

         (e) NO LIABILITY. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any payments or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

         (f) INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be payable to the Surviving Corporation on demand.

         (g) WITHHOLDING RIGHTS. Parent, Sub or the Surviving Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or under any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by Parent, Sub or the Surviving Corporation, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, Sub or the Surviving Corporation.

         (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this ARTICLE II.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company represents and warrants to Parent and Sub as follows:

         Section 3.01.  ORGANIZATION, STANDING AND POWER.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted.

         Section 3.02.  SUBSIDIARIES.

         The subsidiaries of the Company are duly organized and validly existing in their jurisdiction(s) of organization, and each has the full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted.

         Section 3.03.  CAPITAL STRUCTURE.

         All outstanding shares of Company capital stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws or any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "CONTRACT") to which the Company is a party or otherwise bound. Except as disclosed in the Company SEC Documents (as defined in SECTION 3.06), as of the date of this Agreement, there are not any options, warrants, calls, rights, convertible or exchangeable securities, units, commitments, Contracts, arrangements or undertakings to which the Company is a party or by which it is bound (x) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or (y) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking. Except as disclosed in the Company SEC Documents, as of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Except as contemplated in connection with the execution of this Agreement and as disclosed in the Company SEC Documents, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the holding, voting or disposition of any shares of capital stock of the Company.

     Section 3.04.  AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.

         (a) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate and stockholder action on the part of the Company subject to receipt of the Company Stockholder Approval required by applicable Law. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditor's rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity). Subject to the applicability of Section 253 of the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and CRV Stock, and the affirmative vote of the holders of eighty percent (80%) of the outstanding shares of Preferred Stock, each voting as a class, is the only vote of any class or series of the Company's capital stock required to approve the Merger and adopt this Agreement (such approval is referred to herein as the "COMPANY STOCKHOLDER APPROVAL").

         (b) The Company Board has duly adopted resolutions, in each case by a unanimous vote of all members of the Company Board, (i) approving and declaring the advisability of this Agreement, the Merger and the other Transactions in accordance with the applicable provisions of the DGCL, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders and (iii) recommending that the holders of Company Common Stock approve and adopt this Agreement and the Merger. The provisions of Section 203 of the DGCL are inapplicable to Parent, Sub and EnCap Investments L.L.C., a Delaware limited liability company of which Parent is a wholly owned subsidiary ("ENCAP"), and this Agreement, the Merger and the other Transactions. No other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any other Transaction.

     Section 3.05.  NO CONFLICTS; CONSENTS.

         (a) The execution, delivery and performance by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms of this Agreement will not, (i) conflict with or result in any violation of any provision of the Company Charter or the Company Bylaws, (ii) subject to the filings and other matters referred to in SECTION 3.05(b), conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever (collectively, "LIENS") upon any of the properties or assets of the Company under, or require the consent of any person under, any provision of any Contract to which the Company is a party or by which any of its properties or assets is bound or affected or (iii) subject to the filings and other matters referred to in SECTION 3.05(b), conflict with or result in any violation of any domestic or foreign judgment, verdict, jury award, injunction, order or decree ("JUDGMENT") or domestic or foreign statute, law (including common law), ordinance, rule or regulation ("LAW") applicable to the Company or its properties or assets, except in the case of clauses (ii) and (iii) above, for such matters as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

         (b) No consent, approval, license, permit, order or authorization ("CONSENT") of, or registration, declaration or filing with, or notice to, or Permit from, any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY") is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with the Securities and Exchange Commission ("SEC") of (A) an information statement relating to the Company Stockholder Approval (the "INFORMATION STATEMENT"), if such approval is required by applicable Law, and (B) such reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iii) such filings as may be required in connection with the Transfer Taxes described in SECTION 6.07, (iv) filings under state securities Laws, and (v) such other items as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

         Section 3.06.  SEC DOCUMENTS; UNDISCLOSED LIABILITIES.

         (a) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC relating to periods ending before the date of this Agreement (such reports, schedules, forms, statements and other documents being hereinafter referred to as the "COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         (b) Except as set forth in the most recent financial statements included in the Company SEC Documents, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected in the Company's financial statements, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation (including any claims, whether or not asserted, for royalty payments), that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

         Section 3.07.  INFORMATION SUPPLIED.

         Subject to Parent's and Sub's fulfillment of their obligations with respect thereto, the Information Statement will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable Law and will conform in all material respects with the requirements of the Exchange Act and any other applicable Law; and the Information Statement (or any amendment or supplement thereto) will, at the time it is filed with the SEC or published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, at the time of the Company Stockholders Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect.

         Section 3.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement, the Company has conducted its business only in the ordinary course of business.

         Section 3.09.  TAXES.

         The Company has filed, or has caused to be filed on its behalf, all tax returns (including those returns requiring estimates of tax payments) required to be filed by it (the "TAX RETURNS"), and all such Tax Returns are true, complete and accurate in all material respects.

         Section 3.10.  LITIGATION.

         There is no suit, action, proceeding or investigation pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its properties before any arbitrator, court or other Governmental Entity (and the Company is not aware of any basis for any such suit, action, proceeding or investigation) that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, except for those matters set forth in the Company SEC Documents.

         Section 3.11.  COMPLIANCE WITH APPLICABLE LAWS.

         The Company has obtained and has maintained in good standing any material licenses, permits, consents and authorizations required to be obtained by it under all applicable laws, and any such licenses, permits, consents and authorizations remain in full force and effect. The Company is in compliance with all applicable laws in all material respects, and there is no pending or, to the Company's knowledge, threatened, action or proceeding against the Company under any of the laws that would result in a Company Material Adverse Effect, except for those matters set forth in the Company SEC Documents.

         Section 3.12.  CONTRACTS.

         Except as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect, the Company is not in breach or default under any material contract nor, to the knowledge of the Company, is any other party to any material contract in breach or default thereunder.

         Section 3.13.  POTENTIAL CONFLICTS OF INTEREST.

         Except as disclosed in the Company SEC Documents, there have been no transactions, agreements, arrangements or understandings between the Company, on the one hand, and its affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB


         Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

         Section 4.01.  ORGANIZATION, STANDING AND POWER.

         Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

         Section 4.02.  SUB.

         Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Sub is a wholly owned subsidiary of Parent.

         Section 4.03.  AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.

         Each of Parent and Sub has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. The execution, delivery and performance by each of Parent and Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate and stockholder action on the part of Parent and Sub. EnCap has recommended that Parent enter into this Agreement. Parent, as sole stockholder of Sub, has adopted this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditor's rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity). Subject to the applicability of
Section 253 of the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of common stock of Sub voting as a single class is the only vote of any class or series of Sub's capital stock required to approve the Merger and adopt this Agreement.

         Section 4.04.  NO CONFLICTS; CONSENTS.

         (a) The execution, delivery and performance by each of Parent and Sub of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in SECTION 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, subject in the case of clauses (ii) and (iii) above, for such matters as, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on (a) the ability of Parent or Sub to perform its obligations under this Agreement or (b) the ability of Parent or Sub to consummate the Merger and the other Transactions (any of the foregoing, a "PARENT MATERIAL ADVERSE EFFECT").

        (b) No Consent of, or registration, declaration or filing with, or notice to, or Permit from any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required in connection with the Transfer Taxes described in SECTION 6.07,
(iv) filings under state securities Laws, and (v) such other items as, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.05.  FINANCING.

         Parent and Sub now have and will have available (through cash on hand and existing credit arrangements or otherwise) all of the funds necessary to cause Surviving Corporation to pay the Merger Consideration pursuant to the Merger, as and when needed, and to perform their respective obligations under this Agreement.

         Section 4.06.  LITIGATION.

         There is no suit, action, proceeding or investigation pending against, or to the knowledge of Parent threatened against or affecting, Parent or any of its subsidiaries before any Governmental Entity that questions the validity of this Agreement or any action to be taken by Parent or Sub in connection with the consummation of the Transactions or would otherwise prevent or delay the consummation of the Transactions.

         Section 4.07.  COMPLIANCE WITH APPLICABLE LAWS.

         Parent and Sub have obtained and have maintained in good standing any material licenses, permits, consents and authorizations required to be obtained by each under all applicable laws, and any such licenses, permits, consents and authorizations remain in full force and effect. Parent and Sub are in compliance with all applicable laws in all material respects, and there is no pending or, to the knowledge of Parent or Sub, threatened, action or proceeding against the Parent or Sub under any of the laws that would result in a Parent Material Adverse Effect.

         Section 4.08 SCHEDULE 13E-3. None of the information supplied by Parent for inclusion in the Schedule 13E-3 at the respective times such Schedule 13E-3 or any amendments or supplements thereto are filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Parent agrees to correct promptly any information provided by it for use in the Schedule 13E-3 if and to the extent that it shall have become false or misleading in any material respect.


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS


         Section 5.01.  CONDUCT OF BUSINESS.

         (a) CONDUCT OF BUSINESS BY THE COMPANY. From the date of this Agreement to the Effective Time, the Company shall conduct its business in the usual, regular and ordinary course of business and in substantially the same manner as previously conducted, and use its reasonable best efforts to preserve intact its current business organization.

         (b) NOTICE OF CHANGES. The Company shall promptly advise Parent of any change or event that has had or could reasonably be expected to have a Company Material Adverse Effect.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS


         Section 6.01.  PREPARATION OF INFORMATION STATEMENT; STOCKHOLDERS
MEETING.

         (a) If the Company Stockholder Approval is required by applicable Law, the Company shall prepare and file with the SEC the Information Statement in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Information Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Information Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company will make no filing of, or amendment to, the Information Statement without providing Parent the opportunity to review and comment thereon. The Company shall not mail any Information Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its reasonable best efforts to cause the Information Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

         (b) If the Company Stockholder Approval is required by applicable Law, the Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of seeking the Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval.

         (c) If the Company Stockholders Meeting is held, Parent shall cause all shares of Company Common Stock owned by Sub to be voted at the Company Stockholders Meeting in favor of the adoption of this Agreement and shall otherwise use its reasonable best efforts to cause the Merger to be completed as soon as practicable.

         (d) Notwithstanding the foregoing clauses (a), (b) and (c), if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of Company Common Stock, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable without a stockholders meeting in accordance with Section 253 of the DGCL.

         Section 6.02.  ACCESS TO INFORMATION; CONFIDENTIALITY.

         The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during business hours during the period prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments, personnel and records and other information and business documents and (ii) the premises of the Company for the purpose of inspecting the books and records of the Company, provided that access to the premises shall be permitted only with the prior consent of the Company (which consent shall not be unreasonably withheld or delayed).

         Section 6.03.  REASONABLE BEST EFFORTS; NOTIFICATION.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Merger and the other Transactions, including (i) determining whether any action by or in respect of or filing with any Governmental Entities is required or any actions, consents, approvals or waivers are required to be obtained from third parties in connection with the Transactions, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings

(including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Nothing in this Agreement shall be deemed to require Parent to waive any rights or agree to any limitation on its operations or to dispose of any asset or collection of assets of the Company, Parent or any of their respective subsidiaries or affiliates.

         (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (iii) any notice or other communication it receives from any person alleging that the consent of such person is or may be required in connection with the Transactions, (iv) any notice or other communication it receives from any Governmental Entity in connection with the Transactions or (v) any action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to SECTION 3.10 or 4.06, as applicable, or that relate to the consummation of the Transactions; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         Section 6.04.  INDEMNIFICATION.

         (a) After the Effective Time, Parent will cause the Surviving Corporation to indemnify each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company (individually, an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES"), to the fullest extent permitted by law, with respect to any liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise with the approval of the Company (which approval shall not be unreasonably withheld or delayed), cost or expense (including reasonable fees and expenses of legal counsel) incurred in connection with any threatened or actual action, suit or proceeding based on, or arising out of, the fact that such person is or was a director or officer of the Company ("INDEMNIFIED LIABILITIES"), in each case, to the full extent that Parent or the Company is permitted under applicable Law to so indemnify. Any Indemnified Party desiring to claim indemnification under this
SECTION 6.04(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation (but the failure so to notify shall not relieve the indemnifying party from any liability which it may have under this SECTION 6.04(a) except to the extent such failure materially prejudices such indemnifying party), and shall deliver to Parent and the Surviving Corporation all undertakings required under applicable Law. After Parent's receipt of such notice with respect to any such claim, action, suit, proceeding or investigation, Parent shall have the right to assume and direct, or cause the Surviving Corporation to assume and direct, all aspects of the defense thereof, including settlement, and the Indemnified Party shall cooperate in the vigorous defense of any such matter. In no event shall Parent or the Surviving Corporation be liable for any settlement effected without its prior written consent. The rights to indemnification under this SECTION 6.04(a) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

         (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect policies of directors' and officers' insurance, for the benefit of those persons who are covered by the Company's directors' and officers' liability insurance at the Effective Time, providing coverage with respect to matters occurring prior to the Effective Time that is at least equal to the coverage provided under the Company's current directors' and officers' liability insurance policies, to the extent that such liability insurance can be maintained at an annual cost to Parent not greater than 150 percent of the premium for the current Company directors' and officers' liability insurance; provided, however, that if such insurance cannot be so maintained at or below such cost, Parent shall maintain as much of such insurance as can be so maintained at a cost equal to 150 percent of the current annual premiums of the Company for such insurance. The foregoing provisions shall not in any way restrict or preclude any sale, liquidation or dissolution of any subsidiary of Parent at any time after the Effective Time. Parent agrees to pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this SECTION 6.04.

         (c) In the event Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume the obligations set forth in this SECTION 6.04.

         (d) The provisions of this SECTION 6.04 are (i) intended to be for the benefit of, and to be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         Section 6.05.  FEES AND EXPENSES.

         Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         Section 6.06.  PUBLIC ANNOUNCEMENTS.

         Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except after reasonable attempts to provide notice have been undertaken and such release or statement is required by applicable Law.

         Section 6.07.  TRANSFER TAXES.

         All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) ("TRANSFER TAXES") incurred in connection with the Transactions shall be paid by the party upon whom the primary burden is placed by the applicable Law. Each party shall cooperate with the other in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and any information with respect to such property that is reasonably necessary to complete such Tax Returns.

         Section 6.08.  FURTHER ASSURANCES.

         At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         Section 6.09. PARENT VOTE. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any shares of Common Stock (including all shares of Common Stock currently owned) beneficially owned by it or any subsidiary or with respect to which it or any of its subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of stockholders of the Company at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of the Company by consent in lieu of a meeting).


                                   ARTICLE VII

                              CONDITIONS PRECEDENT


         Section 7.01. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER.

         The respective obligation of each party to effect the Merger is subject to the satisfaction or, if permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:

         (a) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to SECTION 6.03, the party asserting such condition shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

         (b) STATUTORY RESTRAINTS. No statute, code or regulation shall have been enacted or promulgated by any Governmental Entity that prohibits consummation of the Merger.

         (c) STOCKHOLDER APPROVAL. If required by applicable law, the Company shall have obtained the Company Stockholder Approval.

         Section 7.02. CONDITIONS TO OBLIGATIONS OF THE PARENT AND SUB TO EFFECT THE MERGER.

         (a) REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of the Company contained in this Agreement herewith on or prior to the Closing Date shall be true and correct in all material respects as of the date made and shall be true and correct on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         (b) COVENANTS AND AGREEMENTS PERFORMED. The Company shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         Section 7.03. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER.

         (a) REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of Parent and Sub contained in this Agreement herewith on or prior to the Closing Date shall be true and correct in all material respects as of the date made and shall be true and correct on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         (b) COVENANTS AND AGREEMENTS PERFORMED. Parent and Sub shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER


         Section 8.01.  TERMINATION.

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of Sub or, subject to the terms hereof, the Company:

         (a)      by mutual written consent of Parent and the Company;

         (b)      by either Parent or the Company if:

                  (i) a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the transactions contemplated hereby on the terms contemplated by this Agreement or if any Governmental Entity shall have issued an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (ii) the Merger shall not have become effective by 5:00 P.M., Houston, Texas time on October 31, 2001, whether or not the Company Stockholder Approval has occurred, provided that the party exercising such right to terminate is not in breach of any provision of this Agreement;

         (c)      by Parent or Sub, if:

                  (i) there shall have been a material breach by the Company of any of its representations, warranties or covenants, under this Agreement; or

                  (ii) the Company shall have exempted for purposes of Section 203 of the DGCL any acquisition of shares of Company Common Stock by any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than EnCap, Parent, Sub or their affiliates; or

         (d)      by the Company, if:

                  (i) there shall have been a material breach by the Parent or Sub of any of its representations, warranties or covenants under this Agreement; or

                  (ii) a majority of the entire Company Board shall have determined in good faith, based on (among other things) the advice of its independent financial advisors and outside counsel, that this Agreement or the Merger is no longer in the best interests of the Company's stockholders and that such termination is, therefore, required in order to satisfy the Company Board's fiduciary duties to the Company's stockholders under applicable Law, and (ii) the special committee of the Board of AROC approves such termination.

         Section 8.02.  EFFECT OF TERMINATION.

         In the event of termination of this Agreement by either the Company or Parent or Sub as provided in SECTION 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than SECTION 6.06, this SECTION 8.02 and
ARTICLE IX, which provisions shall survive such termination, and except that nothing in this SECTION 8.02 shall relieve a party from liability for fraud or liability for the willful breach by a party of any representation, warranty or covenant set forth in this Agreement and such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of any such breach.

         Section 8.03.  AMENDMENT.

         This Agreement may be amended, supplemented or modified by the parties at any time before or after receipt of the Company Stockholder Approval only by an instrument in writing signed on behalf of each of the parties; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment, supplement or modification that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders.

         Section 8.04.  EXTENSION; WAIVER.

         At any time prior to the Effective Time, (a) the parties may extend the time for the performance of any of the obligations or other acts of the other parties, (b) each party may waive any inaccuracies in the representations and warranties of another party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of SECTION 8.03, each party may waive compliance with any of the agreements or conditions of another party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         Section 8.05.  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR
WAIVER.

         A termination of this Agreement pursuant to SECTION 8.01, an amendment, modification or supplement of this Agreement pursuant to SECTION 8.03 or an extension or waiver pursuant to SECTION 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.01.  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This SECTION 9.01 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Effective Time.

         Section 9.02.  NOTICES.

         All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt (or upon the next succeeding business day if received after 5 p.m. local time on a business day or if received on a Saturday, Sunday or United States holiday) by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)       if to Parent or Sub, to:

                  MPAC Energy, LLC
                  1100 Louisiana, Suite 3150
                  Houston, Texas 77002
                  Facsimile: 713-659-6130
                  Attention: Robert L. Zorich

                  with a copy to:

                  Thompson & Knight LLP
                  1200 Smith Street, Suite 3600
                  Houston, Texas 77002
                  Facsimile: 713-654-1871
                  Attention: Michael K. Pierce or Timothy T. Samson

        (b)       if to the Company, to:

                  AROC Inc.
                  110 Cypress Station Dr., Suite 220
                  Houston, Texas 77090
                  Facsimile: 281-537-8324
                  Attention: Frank A. Lodzinski, President and Chief Financial Officer with a copy to:

                  Jenkens & Gilchrist, P.C.
                  1445 Ross Ave., Suite 3200
                  Dallas, Texas 75202
                  Facsimile: 214-855-4300
                  Attention: W. Alan Kailer

         Section 9.03.  DEFINITIONS.

         For purposes of this Agreement:

         An "AFFILIATE," when used with reference to any person, shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement.

         A "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted by applicable Law to close.

         A "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the business, operations, assets, condition (financial or otherwise), or results of operations of the Company, (ii) the ability of the Company to perform its obligations under this Agreement or (iii) the ability of the Company to consummate the Merger and the other Transactions; provided, however, that effects relating to (a) the economy in general, (b) changes in oil, gas or other hydrocarbon commodity prices or other changes affecting the oil and gas industry generally or (c) the announcement of the transactions contemplated hereby, shall not be deemed to constitute a Company Material Adverse Effect or be considered in determining whether a Company Material Adverse Effect has occurred.

         "IN THE ORDINARY COURSE OF BUSINESS," with respect to any action, means such action is:

         (a) consistent with the past custom and practices of such person (including with respect to quantity and frequency) and is taken in the ordinary course of the normal day-to-day operations of such person;

         (b) not required to be authorized by the Board of Directors of such person; and

         (c) similar in nature and magnitude to actions customarily taken, without any authorization by the Board of Directors, in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business as such person.

         A "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity of any kind.

         A "SUBSIDIARY" of any person means any other person of which (i) such person or any subsidiary thereof is a general partner, (ii) such person and/or one or more of its subsidiaries holds voting power to elect a majority of the board of directors or others performing similar functions or (iii) such person, directly or indirectly, owns or controls more than 50% of the equity interests of such other person.

         The words and terms used in this Agreement, which are defined in this
SECTION 9.03 and other Sections of this Agreement, are used throughout this Agreement as herein and therein defined.

         Section 9.04.  INTERPRETATION.

         When a reference is made in this Agreement to a Section or an Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 9.05.  SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

         Section 9.06.  COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.07.  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.

         This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of ARTICLE II, SECTION 6.04, is not intended to confer upon any person other than the parties hereto any rights, remedies, obligations or liabilities.

         Section 9.08.  GOVERNING LAW.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 9.09.  ASSIGNMENT.

         Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.10.  LIMITATIONS ON WARRANTIES.

         (a) Except for the representations and warranties contained in ARTICLE III of this Agreement, the Company makes no other express or implied representation or warranty to Parent or Sub. Parent and Sub each acknowledge that, in entering into this Agreement, it has not relied on any representations or warranties of the Company other than the representations and warranties of the Company set forth in ARTICLE III of this Agreement.

         (b) Except for the representations and warranties contained in ARTICLE IV of this Agreement, Parent and Sub make no other express or implied representation or warranty to the Company. The Company acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Parent and Sub other than the representations and warranties of Parent and Sub set forth in ARTICLE IV of this Agreement.

                           (Signature Page to Follow.)

         IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                    AROC INC.


                                    By:
                                          ---------------------------------
                                          Frank A. Lodzinski, President and
                                          Chief Executive Officer

                                    AROC TEXAS ACQUISITION, INC.


                                    By:
                                          -------------------------------
                                          Robert L. Zorich, President



                                    MPAC ENERGY, LLC


                                    By:
                                          -------------------------------
                                          Robert L. Zorich, President

                                                                      APPENDIX C

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW



         SUMMARY OF STOCKHOLDER APPRAISAL RIGHTS AND TEXT OF SECTION 262
              OF THE DELAWARE GENERAL CORPORATION LAW (THE "DGCL")

THE FOLLOWING IS ONLY A SUMMARY OF THE PROCEDURES FOR STOCKHOLDERS SEEKING APPRAISAL RIGHTS PRESCRIBED BY SECTION 262 OF THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE DGCL AS SET FORTH BELOW

         Upon the approval of the merger, the stockholders who have not tendered their shares will have certain rights to dissent and demand appraisal of and receive payment in cash of the fair value of their shares. In accordance with
Section 262(a) of the DGCL, in order for a stockholder to exercise appraisal rights, such stockholder must deliver to AROC written notice of such stockholder's intent to demand payment for shares in the event the merger is approved. To be eligible for appraisal rights, the stockholder must not vote in favor of the merger or consent to such in writing.

         In accordance with Section 262(d) of the DGCL, AROC must notify stockholders who satisfy the requirements of Section 262(d)(1) that appraisal rights are available. Before the taking of the vote on the merger, a stockholder electing to demand appraisal must submit a written demand for appraisal. The written demand must reasonably inform AROC of the identity of the stockholder and that the stockholder intends to demand appraisal of such stockholder's shares.

         The Delaware Court of Chancery will determine the value of the shares upon a petition by either the surviving corporation of the merger or any stockholder who has complied with the above requirements for seeking appraisal. Such petition must be made within 120 days after the effective date of the merger. A stockholder who has complied with the above requirements is also entitled to make a written request for a statement from the surviving corporation that sets forth the following information: the aggregate number of shares not voted in favor of the transaction or with respect to which appraisal rights have been demanded; and the aggregate number of holders of such shares. The stockholder's request must be made within 120 days after the effective date of the merger. The surviving corporation must mail the statement within 10 days after the stockholder's written request or within 10 days after the period for making appraisal demands has expired under DGCL Section 262(d).

         The Court of Chancery will appraise the shares and determine a fair value, exclusive of any value arising from the merger or from the expectation of it. The court may also include a fair rate of interest to be paid upon the amount it determines to be the fair value. Then, court will direct the surviving corporation to pay such fair value and interest, if any.

                    TITLE 8. DELAWARE GENERAL CORPORATION LAW
                          SECTION 262. APPRAISAL RIGHTS

         262  APPRAISAL RIGHTS.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

             (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

             (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                 a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                 b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                 c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                 d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

             (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

             (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

             (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be to close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied win the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting in the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder enticed to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholders certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders enticed thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Count of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Count may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceedings in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.